UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): June 7, 2013

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Legion Place, Suite 1600 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, INC.

June 7, 2013

Item 1.01.	Entry into a Material Definitive Agreement.

The information required herein is incorporated by reference to Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On June 7 and June 14, 2013, IZEA, Inc. entered into unsecured loan agreements with Brian W. Brady, a director of our company. Pursuant to these agreements, we received short term loans of $120,000 and $50,000 on June 7 and June 14, 2013, respectively, both of which are due on August 31, 2013. The notes bear interest at 7% per annum with a default rate of interest at 12% based on a 360 day year.

A copy of the loan agreements and related promissory notes is attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

10.1	Loan Agreement and Promissory Note between IZEA, Inc. and Brian W. Brady dated June 7, 2013.
10.2	Loan Agreement and Promissory Note between IZEA, Inc. and Brian W. Brady dated June 14, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: June 21, 2013	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer